UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective July 1, 2007, North Central Bancshares, Inc. (the “Company”) appointed Paul F. Bognanno as its President and Chief Executive Officer.   In addition on that same effective date, Mr. Bognanno was appointed Chief Executive Officer of First Federal Savings Bank of Iowa (the “Bank”).  David M. Bradley, the previous President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank will continue to serve the Company and Bank as Chairman of the Board in an executive officer position.

Mr. Bognanno was granted 5,000 shares in nonqualified stock options as provided for in the North Central Bancshares, Inc. 2006 Stock Incentive Plan.  The strike price of these stock options is based on the closing share price on Mr. Bognanno’s first day of employment as Chief Executive Officer. The shares will vest over a three year period.   Mr. Bognanno is not a party to any transaction with the Company which is subject to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

Item 7.01  Regulation FD Disclosure

On June 29, 2007, the Company issued a press release announcing its appointment of Mr. Bognanno as its President and Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

The form of stock option agreement is attached hereto as Exhibit 10.17.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this Report:

Exhibit No.	Description

10.17	Form of Stock Option Agreement.

99.1	Press release issued by the Company on June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

By:	/s/ Paul F. Bognanno
Name:	Paul F. Bognanno
Title:	President and Chief Executive Officer

Dated:  July 3, 2007